                                                                    Exhibit 4(f)


    This Series 2D Warrant and any shares of Common Stock acquired upon the exercise of this Series 2D Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. Any transferee of this Series 2D Warrant, by such transferee's acceptance hereof, takes subject to certain agreements by the holder of this Series 2D Warrant contained herein. Transfer of this Series 2D Warrant is further limited by certain conditions set forth in that certain Securities Purchase Agreement, dated as of December 20, 1990, among American Capital and Research Corporation, IFINT-USA Inc. and FIMA Finance Management Inc., as amended from time to time.



                         ICF KAISER INTERNATIONAL, INC.

Series 2D Warrant to Purchase 2,680,952 Shares of Common Stock (subject to adjustment)

         Expiring January 13, 1997 (subject to extension)


                                                            January 11, 1994
Series 2D Warrant
No. 2D-2

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
1.      Exercise of Series 2D Warrant..................          2

        1.1  Manner of Exercise........................          2
        1.2  When Exercise Effective...................          5
        1.3  Delivery of Stock Certificates............          5
        1.4  Company to Reaffirm Obligations...........          6
        1.5  Payment by Application of Series 2D
             Preferred Shares or Exchange Securities...          7
        1.6  Extension of Expiration...................          8

2.      Adjustment of Number and Price of Shares of
        Common Stock Issuable upon Exercise of
        Series 2D Warrant..............................          8

        2.1  Number and Price of Shares................          8
        2.2  Adjustment of Series 2D Warrant Price.....          9

             (a)  Issuance of Additional Shares of
                  Common Stock.........................          9
             (b)  Extraordinary Dividends and
                  Distributions........................         11

        2.3  Treatment of Options and Convertible
             Securities................................         12
        2.4  Treatment of Stock Dividends, Subdivisions
             or Splits.................................         15
        2.5  Computation of Consideration..............         16
        2.6  Combinations or Reclassifications.........         18
        2.7  Dilution for Other Securities.............         19
        2.8  Minimum Adjustment of Series 2D Warrant
             Price.....................................         20
        2.9  Change in Control Event...................         20

3.      Transactions Resulting in Changes in Capital
        Stock..........................................         20

4.      Adjustments for Other Dilutive Events..........         24

5.      No Dilution or Impairment......................         25

6.      Accountant's Report as to Adjustments..........         26

7.      Notices of Corporate Action....................         28

8.      Restrictions on Transfer.......................         30

        8.1  Restrictive Legends.......................         30
        8.2  Registration of Common Stock..............         31



        8.3  Transfer of Restricted Securities.........         32

9.      Availability of Information....................         32

10.     Reservation of Stock...........................         34

11.     Inclusion in NASDAQ or Listing on a National
        Securities Exchange............................         35

12.     Procedure for Ownership, Transfer and
        Substitution of Series 2D Warrants.............         35

        12.1 Ownership of Series 2D Warrants...........         35
        12.2 Transfer and Exchange of Series 2D
        Warrants.......................................         34
        12.3 Replacement of Series 2D Warrants.........         36

13.     Definitions....................................         37

14.     Remedies.......................................         49

15.     No Rights or Liabilities as Stockholder........         49

16.     Notices........................................         49

17.     Miscellaneous..................................         50

    ICF KAISER INTERNATIONAL, INC., a Delaware corporation (herein, together with its successors and assigns, the "Company"), for value received, hereby
                                      -------
certifies that FIMA FINANCE MANAGEMENT INC. (the "Purchaser"), or registered
                                                  ---------
assigns permitted under section 8, is entitled to purchase from the Company, at
                        ---------
any time or from time to time prior to 5 p.m. New York City time on January 13, 1997 (the "Expiration Date," subject to extension as provided in section 1.6),
                                                                 -----------
2,680,952 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"),
                                                                ------------
at a purchase price of $6.90 per share, subject to the terms, conditions and adjustments set forth in this Series 2D Warrant.

    This Series 2D Warrant is one of the Series 2D Class A Common Stock Purchase Warrants (the "Series 2D Warrants", such term to include all Series 2D Warrants
               ------------------
issued in exchange therefor or in substitution thereof) originally issued by the Company in connection with the issuance and sale by the Company on the Issuance Date of $20,000,000 liquidation value of Series 2D Senior Preferred Stock, par value $0.01 per share (all such shares issued on the Issuance Date are the "Series 2D Preferred Shares," such term to include all Series 2D Preferred
- ---------------------------
Shares issued in exchange therefor and in substitution thereof), pursuant to the Securities Purchase Agreement dated as of December 20, 1990 as amended by Amendment No. 1 dated as of January 13, 1992, among the Company, IFINT-USA Inc., a Delaware Corporation, and the Purchaser (as further amended from time to time, the "Securities Purchase Agreement"). Copies of the
     -----------------------------

Securities Purchase Agreement are on file at the principal office of the Company at 9300 Lee Highway, Fairfax, Virginia 22031. The Series 2D Warrants originally so issued evidence rights to purchase an aggregate of 2,680,952 shares of Common Stock of the Company, subject to adjustment as provided herein. The Series 2D Warrants shall be issued only in registered form. Certain capitalized terms used in this Series 2D Warrant are defined in section 13.
                                                                ----------
References in this Series 2D Warrant to a particular "section" are, unless otherwise specified, to that section of this Series 2D Warrant.

    1.   Exercise of Series 2D Warrant.
         -----------------------------

        1.1   Manner of Exercise.  This Series 2D Warrant may be exercised by
              ------------------
the holder hereof, in whole or in part, during normal business hours on any Business Day, upon five Business Days' notice (the "Exercise Notice") by the
                                                    ---------------
holder hereof to the Company and by surrender of this Series 2D Warrant to the Company at the principal office of the Company, accompanied by a subscription in substantially the form annexed hereto, specifying the number of shares of Common Stock (or Other Securities) for which this Series 2D Warrant is then to be exercised, duly executed by such holder and accompanied by payment, either (a) in cash, by confirmed wire transfer of immediately-available funds into an account or accounts to be designated by the Company at least three Business Days prior to such exercise or, if no such account is so designated, by certified or official bank check payable to the order of the Company, or (b) by the application of Series 2D Preferred Shares or Exchange Securities in the manner provided in section 1.5 or (c) by any combination of such methods, in the
            -----------
amount obtained by multiplying (x) the number of shares of Common Stock to be acquired (without giving effect to any adjustment thereto) by (y) $6.90 (the "Initial Series 2D Warrant Price"). Upon such payment such holder shall be
- -------------------------- -----
entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 6. The holder hereof shall have the right to
            --------------------
specify in its subscription form that, in lieu of the holder paying for the exercise of this Series 2D Warrant and receiving shares of Common Stock in the manner provided for in the first two sentences of this section 1.1, and in
                                                       -----------
complete substitution therefor, the Company shall issue to the holder that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined by the following formula:

                     N = S x (M-(WP x 0.9))
                         ------------------
                               M

         where:

            N  =   Number of shares of Common Stock to be issued to holder.

            S  =   Number of shares of Common Stock that would be acquired if this Series 2D Warrant were exercised in the manner provided for in the first two sentences of this section 1.1 (giving
                                                          -----------
                   effect to any adjustments thereto as provided in section 2).
                                                                    ---------

            M  =   Current Market Price per share on the Business Day next
                   preceding the date of such exercise.

            WP =   Series 2D Warrant Price then in effect.


 At any time during the 15 days ending on the Expiration Date, the holder hereof shall have the additional irrevocable right to specify in its subscription form that, in lieu of the holder paying for the exercise of this Series 2D Warrant and receiving shares of Common Stock in the manner provided for in the first two sentences of this section 1.1, or exercising this Series 2D Warrant in the
                  -----------
manner provided for in the foregoing sentence, and in complete substitution therefor, the Company shall pay the holder cash, by confirmed wire transfer of immediately available funds on the Business Day immediately following the Expiration Date, into an account or accounts designated by such holder in its subscription form, in an amount equal to the product obtained by multiplying (i) the number of shares of Common Stock that would be acquired if this Series 2D Warrant were exercised in the manner provided for in the first two sentences of this section
     -------

1.1 (giving effect to any adjustments thereto as provided in section 2) by (ii)
- ---                                                          ---------
the difference obtained by subtracting (A) the Series 2D Warrant Price (as defined in section 2.1) then in effect from (B) the Current Market Price per
           -----------
share on the Business Day next preceding the Expiration Date; provided, however,
                                                              --------  -------
that in the event the Company cannot make such cash payment without violating a covenant or covenants contained in any credit agreement, indenture or similar agreement relating to indebtedness for borrowed money of the Company, the Company shall, in lieu of making such cash payment, issue to the holder that number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined by the formula set forth in the foregoing sentence, applied as of the Expiration Date.

        1.2   When Exercise Effective.  Each exercise of this Series 2D Warrant
              -----------------------
shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Series 2D Warrant shall have been surrendered to the Company, accompanied by payment in full as provided in this Section 1,
                                                                   ---------
upon the expiration of the notice period of five Business Days as provided in section 1.1, and at such time the Person or Persons in whose name or names any
- -----------
certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed
                                                    -----------
to have become the holder or holders of record thereof.

        1.3   Delivery of Stock Certificates.  As soon as practicable after the
              -------------------------------
exercise of this Series 2D Warrant, in
whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issuance taxes) shall cause to be issued in the name of and delivered to the holder hereof or, subject to section 8, as such holder (upon payment by such holder of
                      ---------
any applicable transfer taxes) may direct,

             (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional shares to which such holder otherwise would be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise, and

             (b) if such exercise is in part only, a new Series 2D Warrant or Series 2D Warrants of like tenor, dated the date hereof, calling in the aggregate on the face or faces thereof for the issuance of the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Series 2D Warrant minus the number of such shares so designated by such holder upon such exercise as provided in section 1.1.
            -----------

        1.4  Company to Reaffirm Obligations.  The Company, at the time of each
              -------------------------------
exercise of this Series 2D Warrant, upon the request of the holder hereof, shall acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Series 2D Warrant; provided,
                                                                 --------
however, that if the holder of this Series 2D Warrant shall fail to make any
- -------
such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

        1.5   Payment by Application of Series 2D Preferred Shares or Exchange
              ----------------------------------------------------------------
Securities.  Upon any exercise of this Series 2D Warrant by the holder of any
- ----------
Series 2D Preferred Shares or of any securities received in exchange therefor as provided in the Certificate of Designation under which the Series 2D Preferred Shares were created (collectively, "Exchange Securities"), such holder may, at
                                    -------------------
its option, by written instructions from such holder to the Company, apply all or any part of the liquidation preference or unpaid principal amount, as the case may be, of such Exchange Securities, together with any accrued and unpaid dividends or payments of interest, as the case may be, as to which the Company is then in arrears, and, if the Company is then in arrears with respect to any such payments, then together with any accrued but unpaid dividends or payments of interest, as the case may be, which are not yet due and payable (collectively, "Securities Payments"), against the payment required upon such
                -------------------
exercise pursuant to section 1.1, in which case the Company, upon surrender of
                     -----------
such Exchange Securities, shall accept such specified amount in satisfaction of a like amount of such payment. Upon the application of less than the full amount of available Securities Payments to any such Series 2D Warrant exercise, the Company shall execute and deliver a new certificate evidencing Exchange Securities in exchange for any such surrendered Exchange Securities under the conditions and in the manner provided in section 6 of the Certificate of Designations pursuant to which the Series 2D Preferred Shares were created.

        1.6   Extension of Expiration.  The Expiration Date shall be extended
              -----------------------
cumulatively by a number of days equal to the number of days in which the Company is in arrears in the payment of any one or more dividend or mandatory redemption payments in respect of the Series 2D Preferred Shares. Any such extension of the Expiration Date shall be permanent and irrevocable and shall survive the payment of any such dividend or mandatory redemption payment.
Within 15 days after the end of each fiscal quarter in which the Expiration Date has been extended pursuant to this section 1.6, the Company shall give notice to
                                   -----------
the registered holder of this Series 2D Warrant setting forth the Expiration Date as so extended.

    2.   Adjustment of Number and Price of Shares of Common Stock Issuable upon
         ----------------------------------------------------------------------
Exercise of Series 2D Warrant.
- -----------------------------

        2.1   Number and Price of Shares.  The number of shares of Common Stock
              --------------------------
which the holder of this Series 2D Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section 2) be
                                                                   ---------
issuable upon such exercise, as designated by the holder hereof, by a fraction of which (a) the numerator is the Initial Series 2D Warrant Price and (b) the denominator is the Series 2D Warrant Price (as defined below) in effect on the date of such exercise. The Series 2D Warrant Price initially shall be the Initial Series 2D Warrant Price, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a
     ---------
further adjustment or readjustment thereof is required by this section 2.
                                                               ---------
         2.2  Adjustment of Series 2D Warrant Price.
              -------------------------------------

              (a)  Issuance of Additional Shares of Common Stock.  If the
                   ---------------------------------------------
Company, at any time or from time to time after the Issuance Date, shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or section 2.4), either
                                      --------------------------
without consideration or for a consideration per share less than the greater of
(x) the Current Market Price in effect immediately prior to such issuance or sale or (y) the Series 2D Warrant Price, then, and in each such case, subject to section 2.8, the Series 2D Warrant Price shall be reduced, concurrently with
- -----------
such issuance or sale, to an amount (calculated to the nearest 0.01 of a cent) determined by multiplying such Series 2D Warrant Price by a fraction:

                    (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of (x) the Current Market Price or (y) the Series 2D Warrant Price, and

                    (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale;
provided, however, that for the purposes of this section 2.2(a), (x)
- --------  -------                                --------------
immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2.3 or section 2.4, such Additional Shares of Common
                   --------------------------
Stock shall be deemed to be outstanding, and (y) notwithstanding clause (x) of this proviso, treasury shares shall not be deemed to be outstanding, and the
     -------
disposition of any shares thereof by the Company shall be considered an issuance or sale of Common Stock for purposes of this section 2; and provided further,
                                             ---------      -------- -------
that no adjustment to the Series 2D Warrant Price shall be made under this section 2.2(a) upon an issuance or sale of Additional Shares of Common Stock if
- --------------
(i) the consideration per share is less than the Series 2D Warrant Price but not less than the Current Market Price in effect immediately prior to such issuance or sale, and (ii) the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold is less than (A) $6,000,000 in any single transaction and (B) $12,000,000 in the aggregate, together with all other such transactions occurring after the Issuance Date. For purposes of this section 2.2(a), shares of Common Stock "outstanding" at any time shall
     --------------
include (i) shares of Common Stock outstanding at such time and (ii) shares of Common Stock issuable upon exercise of outstanding unexercised Options, or the conversion of outstanding unconverted Convertible Securities.

             (b)   Extraordinary Dividends and Distributions. If the Company
                   -----------------------------------------
at any time or from time to time after the Issuance Date shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional capital stock or Other Securities or property or Options or Convertible Securities by way of a dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on Common Stock, other than (i) a dividend payable in Additional Shares of Common Stock (in which case the provisions of section 2.3 or section 2.4 shall apply) or (ii)
                                 -----------    -----------
a regular periodic dividend or dividends payable in cash in an aggregate amount in any fiscal year not in excess of 40% of the Company's net earnings for its preceding fiscal year, then, and in each such case, subject to section 2.8, the
                                                               -----------
Series 2D Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to 0.01 of a cent) determined by multiplying such Series 2D Warrant Price by a fraction:

             (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by a resolution of the Board of Directors of the Company) applicable to one share of Common Stock, and

             (y)    the denominator of which shall be such Current Market Price.

        2.3  Treatment of Options and Convertible Securities. If the Company at
             -----------------------------------------------
any time or from time to time after the Issuance Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, sale, grant or assumption (or, if such a record date shall have been fixed, as of the close of business on such record date; or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, however, that such Additional
                                      --------  -------
Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2.5) of such shares
                                                -----------
would be less than the greater of (x) the Current Market Price in effect on the date of and immediately prior to such issuance, sale, grant or assumption (or immediately prior to the close of business on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, or (y) the Series 2D Warrant Price; and provided, further, that in any such case in
                                 --------  -------
which Additional Shares of Common Stock are deemed to be issued:

             (a) no further adjustment of the Series 2D Warrant Price shall be made upon the subsequent issuance or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

             (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Additional Shares of Common Stock issuable upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Series 2D Warrant Price computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), and any subsequent adjustments based thereon shall, upon any such increases or decreases becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

             (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Series 2D Warrant Price computed upon the original issuance, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                 (i) in the case of such Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued or sold were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options or Convertible Securities, as the case may be, whether or not exercised or converted or exchanged, as the case may be, plus the consideration actually received by the Company upon such exercise, conversion or exchange, and

                 (ii) in the case of such Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise thereof were issued at the time of the issuance, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been issued at such time was the consideration actually received by the Company for the issuance, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the
                                                   -----------
    issuance or sale of the Convertible Securities with respect to which such Options actually were exercised;

             (d)   no readjustment pursuant to clause (b) or (c) above shall
                                               -----------------
have the effect of increasing the Series 2D Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issuance, sale, grant or assumption of such Options or Convertible Securities; and

             (e) in the case of any such Options (other than rights issued pursuant to the Rights Agreement) which expire by their terms not more than 30 days after the date of issuance, sale, grant or assumption thereof, no adjustment of the Series 2D Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (c) above.

        2.4   Treatment of Stock Dividends, Subdivisions or Splits.  If the
              ----------------------------------------------------
Company at any time or from time to time after the Issuance Date shall declare or pay any dividend on Common Stock payable in Common Stock, or shall effect a subdivision or split-up of outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision or split-up, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         2.5  Computation of Consideration.  For the purposes of this section 2:
              ----------------------------                            ---------

             (a) The consideration for the issuance or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                 (i) insofar as it consists of cash, be computed as the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commission or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issuance or sale,

                 (ii) insofar as it consists of property (including securities) other than cash, be computed as the fair market value thereof at the time of such issuance or sale, as determined in good faith by a resolution of the Board of Directors of the Company, and

                 (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by a resolution of the Board of Directors of the Company;

             (b) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.3, relating to Options and Convertible Securities, shall
            -----------
be deemed to have been issued for a consideration per share determined by dividing:

                 (i) the total amount, if any, received and receivable by the Company as consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration, except as set forth in section 2.3(b) or
                                                             -----------------
    2.3(c) hereof) payable to the Company upon the exercise in full of such
    ------
    Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such

    Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                 (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number, except as set forth in Section 2.3(b) or 2.3(c) hereof) issuable upon the exercise of such
             ------------------------
    Options or the conversion or exchange of such Convertible Securities;

             (c) The portion of any bonuses or other amounts granted to directors, officers or employees of the Company or any of its Subsidiaries which is expressly conditioned on the application of some or all of such amounts to the exercise or conversion of Options or Convertible Securities, and is so used, shall be deemed to reduce ab initio the amount of consideration for the issuance
                          -- ------
or sale of any such Additional Shares of Common Stock, by an amount determined by dividing the number of Additional Shares of Common Stock so acquired by the amount of any such portion so applied.

             (d) Additional Shares of Common Stock deemed to have been issued pursuant to section 2.4, relating to stock dividends, subdivisions or stock
            -----------
splits, shall be deemed to have been issued for no consideration.

        2.6   Combinations or Reclassifications.  If outstanding shares of
              ---------------------------------
Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of

Common Stock, the Series 2D Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

        2.7   Dilution for Other Securities.  If any Other Securities shall be
              -----------------------------
issued or sold or shall become subject to issuance or sale upon the conversion or exchange of Common Stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Persons referred to in this section 2) or to
                                                             ---------
subscription, purchase or other acquisition pursuant to exercise of any Options or conversion or exchange of Convertible Securities issued or granted by the Company (or by any such other issuer or Person) for consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 2, the rights granted by any Series 2D Warrant (it
                   ---------
being understood that the right to purchase securities of any other entity pursuant to the Rights Agreement at a price less than the then current market value of such securities shall be deemed, at the time such right becomes exercisable for such securities, to be an issuance of Other Securities which shall be deemed to dilute the rights granted by the Series 2D Warrants), then, and in each such case, the computations, adjustments and readjustments provided for in this section 2 with respect to the Series 2D Warrant Price shall be made
            ---------
as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of any Series 2D Warrant, so as to protect the holder of any Series 2D Warrant against the effect of such dilution.

        2.8   Minimum Adjustment of Series 2D Warrant Price.  If the amount of
              ---------------------------------------------
any adjustment of the Series 2D Warrant Price required pursuant to this section
                                                                        -------
2 would be less than 1% of the Series 2D Warrant Price in effect at the time
- -
such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Series 2D Warrant Price.

        2.9   Change in Control Event.  If a Change in Control Event occurs
              -----------------------
prior to January 13, 1995, the Series 2D Warrant Price shall be reduced to $7.00 (as adjusted in accordance with this section 2 for events occurring after the
                                     ---------
Issuance Date, with such adjustments calculated as if the Series 2D Warrant Price as of the Issuance Date were $7.00). If such Change in Control Event is a Transaction (as defined in section 3(a)), the adjustment to the Series 2D
                           ------------
Warrant Price provided for in this section 2.9 shall  be effective immediately
                                   -----------
prior to the consummation of such Transaction.

    3.   Transactions Resulting in Changes in Capital Stock.
         --------------------------------------------------

             (a) If at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of Common Stock or any combination thereof) in which previously outstanding shares of

Common Stock shall be changed into or exchanged for different securities of the Company (other than by subdivision of outstanding shares of Common Stock by reason of which an adjustment is made under section 2.2(a)) or common stock or
                                            --------------
other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction" and the
                                                       -----------
Company (in the case of a recapitalization of Common Stock or any combination thereof) or such other corporation or entity (in each other case) being hereinafter referred to as the "Acquiring Company"), then, as a condition to the
                                -----------------
consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of Series 2D Warrants, upon the exercise thereof at any time on or after the consummation of the Transaction (but subject, in the case of an election pursuant to clause (ii) below, to the time limitation hereinafter
                     -----------
provided for such election), shall be entitled to receive (at the aggregate Series 2D Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to consummation of the Transaction, subject to adjustments after the consummation of the Transaction as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3), and such Series 2D
                            ---------          ---------
Warrants shall thereafter represent the right to receive, for the remaining term of this Series 2D Warrant, in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, either of the following, as such holder shall elect within sixty (60) days following the date on which such holder shall have received a written notice of the Transaction describing the material terms thereof and specifying the amounts and types of securities referred to in clauses (i) and (ii) below, by written notice to the Acquiring
               --------------------
Company (and, in the absence of such notice, the provisions of clause (ii) below
                                                               -----------
shall be deemed to have been elected by such holder and, if the Transaction is a Change in Control Event the provisions of clause (ii)(B) below shall be deemed
                                          --------------
to have been elected by such holder):

             (i) the stock and other securities, cash and property to which such holder would have been entitled upon such consummation if such holder had exercised this Series 2D Warrant immediately prior thereto, subject to adjustments (subsequent to consummation of the Transaction) as nearly equivalent as possible to the adjustments provided for in section 2 and this
                                                              ---------
    section 3; or
    ---------

             (ii) (A) if the Transaction is not a Change in Control Event, the number of shares of the voting common stock or equivalent equity interests with the greatest voting power per share of the Acquiring Company (the "Acquirer's Common Stock"), subject to adjustments (subsequent to such
    ------------------------
    corporate action) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, determined by dividing (x) the
                    ---------          ---------
    product obtained by multiplying (1) the number of shares of Common Stock (or Other Securities) to which the holder of this

    Series 2D Warrant would have been entitled had such holder exercised this Series 2D Warrant immediately prior to such consummation, times (2) the Acquisition Price by (y) the current market price per share (determined in the same manner as provided in the definition of Current Market Price) of the Acquirer's Common Stock immediately preceding such consummation, but after giving effect to any change in the capital of the Acquiring Company in connection with the Transaction (other than any such change resulting from a contribution by, merger with or other transaction with respect to the Company or any Subsidiary or Affiliate thereof); and (B) if the Transaction is a Change in Control Event, then, at the option of the holder, cash upon exercise of such Series 2D Warrants within the 60-day notice period referred to in section 3(a), in an amount determined by multiplying (1) the number of
          ------------
    shares of Common Stock (or Other Securities) to which the holder of this Series 2D Warrant would have been entitled had such holder exercised this Series 2D Warrant immediately prior to such consummation, times (2) the Acquisition Price.

             (b)  Notwithstanding anything contained herein to the contrary, the Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities, cash or other property upon the exercise of Series 2D Warrants as provided herein shall assume, by written instrument, the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to each holder of Series 2D Warrants exercisable for an aggregate of at least 500,000 shares of Common Stock (prior to any adjustment thereof, and without giving effect in the case of calculations made with respect to the Series 2D Warrants to the anti-dilution provisions of Exhibit C to the Securities Purchase Agreement) (each a "Significant Holder") an opinion of
                                        ------------------
outside independent counsel for such corporation or entity having expertise in securities matters, reasonably satisfactory to the original Purchaser hereof, or Affiliates thereof, so long as such original Purchaser or Affiliates thereof collectively shall be a Significant Holder, which opinion shall state that all outstanding Series 2D Warrants, including, without limitation, the exercise provisions applicable thereto, thereafter shall continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof.

    4.   Adjustments for Other Dilutive Events.  In case any event shall occur
         -------------------------------------
as to which the provisions of section 2 or section 3 are not strictly applicable
                              ---------    ---------
but the failure to make any adjustment would not in the reasonable opinion of any Significant Holder or the Company fairly protect the purchase rights represented by any Series 2D Warrant in accordance with the essential intent and principles of such sections, then, in each such case, upon the written request of such Significant Holder or on its own motion, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may not be the regular auditors of the Company), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in sections 2 and 3, necessary to preserve, without dilution, the purchase
   ----------------
rights represented by the Series 2D Warrants, which opinion shall be binding upon the Company and each holder of a Series 2D Warrant. Upon receipt of such opinion, the Company promptly shall mail a copy thereof to each holder of Series 2D Warrants and shall make the adjustments described therein.

    5.   No Dilution or Impairment.  The Company shall not, by amendment of its
         -------------------------
certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series 2D Warrant as originally issued, but at all times in good faith shall assist in carrying out all of such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of any Series 2D Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such actions as may be necessary or appropriate in order that the

Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Other Securities) on the exercise of this Series 2D Warrant from time to time, (c) shall not take any action which results in any adjustment of the Series 2D Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action, upon the exercise of all of the Series 2D Warrants, would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the certificate of incorporation and available for the purpose of issuance upon such exercise, (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up (other than shares of Series 4 Junior Participating Preferred Stock issued pursuant to the Rights Agreement, provided that the issuance of such
                                         --------
Series 4 Junior Participating Preferred Stock does not result in any dilution or other impairment of the rights of the holders of the Series 2D Warrants) unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets and (e) shall not institute any shareholder rights or similar plan that is in any respect more detrimental to the interests of the holders of the Series 2D Warrants than the plan set forth in the Rights Agreement.

    6.   Accountant's Report as to Adjustments.  In each case of any adjustment
         -------------------------------------
or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise or conversion of any

Series 2D Warrant, the Company at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Series 2D Warrant Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company forthwith
                           ---------
(and in any event not later than 20 days following the occurrence of the event requiring such adjustment) shall furnish a copy of each such report to each holder of a Series 2D Warrant, and upon the written request at any time of any holder of a Series 2D Warrant, shall furnish to such holder a like report setting forth the Series 2D Warrant Price in effect at such time and showing how it was calculated. At the end of each fiscal year, and at any time that any holder of any Series 2D Warrant shall exercise such Series 2D Warrant, the Company shall cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify any such computations referred to in the preceding sentence made by the Company during the preceding fiscal year or, in the case of any such report prepared at the time of exercise of such Series 2D

Warrant, any such computations made after the close of the prior fiscal period, and to prepare a report setting forth each such adjustment referred to in the preceding sentence and showing in detail the method of calculation thereof and the facts upon which any such adjustments are based, including a statement verifying the information provided by the Company with respect to each adjustment as set forth in clauses (a), (b) and (c) of the first sentence of this section and, as soon as practicable, and in any event within 120 days after the end of each fiscal year, and promptly after notice by any holder of its intention to exercise a Series 2D Warrant, and in any event within 30 days after the giving of such notice, the Company shall cause to be delivered to each holder of a Series 2D Warrant a copy of such report. The Company also shall keep copies of all such reports at its principal office, and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Series 2D Warrant or any prospective purchaser of a Series 2D Warrant designated by the holder thereof. In addition, the Company shall deliver to each holder of a Series 2D Warrant, as soon as available and in any event within 60 days after the close of each fiscal quarter, a copy of any appraisal report prepared as contemplated by the definition of Market Price set forth in section 13.
         ----------

    7.   Notices of Corporate Action.  In the event of:
         ---------------------------

             (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or dividends (other than a regular periodic dividend payable in cash in an aggregate amount in any fiscal year not in excess of 40% of the Company's net earnings for its preceding fiscal year) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

             (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transfer of all or substantially all the assets of the Company to any other Person, or any sale or arrangement to sell a majority of the Common Stock to Persons which are not Affiliates of the Company, or

             (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

             (d)  any plan or proposal to change in any manner the voting rights of the Common Stock or of any capital stock of the Company;
then, and in each such case, the Company shall deliver to each holder of a Series 2D Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or
(ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up or (iii) the date or expected date on which any plan to change the voting rights of the Common Stock of the Company or of any capital stock of the Company is to be voted upon by the Board of Directors of the Company or any Committee thereof or of the shareholders or any class of shareholders of the Company. Such notice shall be furnished at least 20 days prior to the date therein specified, subject to the provisions of section 3.
                                                ---------
    8.   Restrictions on Transfer.
         ------------------------

         8.1   Restrictive Legends.  Except as otherwise permitted by this
               -------------------
section 8, each Series 2D Warrant originally issued pursuant to the Securities
- ---------
Purchase Agreement and each Series 2D Warrant issued upon direct or indirect transfer or in substitution for any Series 2D Warrant pursuant to section 12
                                                                  ----------
shall be stamped or otherwise imprinted with a legend in substantially the following form:

              This Series 2D Warrant and any shares of Common Stock acquired upon the exercise of this Series 2D Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. Any transferee of this Series 2D Warrant, by such transferee's acceptance hereof, takes subject to certain agreements by the holder of the Series 2D Warrant contained herein. Transfer of this Series 2D Warrant is further limited by certain conditions set forth in that certain Securities Purchase Agreement, dated as of December 20, 1990, among American Capital and Research Corporation, IFINT-USA Inc. and FIMA Finance Management Inc., as amended from time to time.

 Except as otherwise permitted by this section 8, each certificate for Common
                                       ---------
Stock (or Other Securities) issued upon the exercise of any Series 2D Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

              The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act, except under circumstances where neither such registration nor such an exemption is required by law. Transfer of the shares represented by this certificate is further limited by certain conditions set forth in that certain Securities Purchase Agreement, dated as of December 20, 1990, among American Capital and Research Corporation, IFINT-USA Inc. and FIMA Finance Management Inc., as amended from time to time.

         8.2   Registration of Common Stock.  If any shares of Common Stock
              ----------------------------
required to be reserved for purposes of exercise of this Series 2D Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act and any state blue sky law) before such shares may be issued upon exercise, the Company, at its expense and as expeditiously as possible, shall use its best efforts to cause such shares to be duly registered or approved, as the case may be.

         8.3  Transfer of Restricted Securities.
              ---------------------------------

             (a) The Purchaser shall not transfer any Restricted Securities, except as set forth in the Securities Purchase Agreement or in the instruments creating, authorizing or setting forth the terms of such Restricted Securities.

             (b)  In connection with any transfer of Restricted Securities, each transferee shall agree in writing with the Company, in form reasonably acceptable to the Company, to be bound by all of the restrictions on transfer of such Restricted Securities contained in or incorporated by reference into this section 8.
- ---------

    9.   Availability of Information.  The Company shall comply with all public
          --------------------------
information-reporting requirements of the Commission from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. In addition, and without limitation, the Company shall furnish to any holder who holds an amount of Restricted Securities that, if all Series 2D Warrants held by such holder were deemed exercised and the shares of Common Stock (or Other Securities) obtained thereby were aggregated with the shares of Common Stock already held by such holder, would result in such holder holding at least 500,000 shares of Common Stock (prior to any adjustment, and in the case of calculations made with respect to the Series 2D Warrants without giving effect to the anti-dilution provisions of Exhibit

C to the Securities Purchase Agreement), the following financial information, provided, that so long as the Company is subject to the requirements of Section
- --------
13 or 15(d) under the Exchange Act compliance with clause (c) below shall be
                                                   ----------
deemed for all purposes to be compliance with clauses (a) and (b) below:  (a)
                                              -------------------
not later than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in reasonable detail and accompanied by an opinion as to such financial statements by independent public accountants of recognized standing, which opinion shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the date of such financial statements and the consolidated results of operations of the Company and its Subsidiaries for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis; (b) not later than 45 days after the end of each of the first three fiscal quarters of the Company, unaudited consolidated balance sheets of the Company and its Subsidiaries as for the end of such fiscal quarter and the related statements of income and cash flows for such fiscal quarter, each in reasonable detail and accompanied by a certificate of the chief financial officer of the Company stating that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the date of such financial statements and the consolidated results of operations of the Company and its Subsidiaries for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis, subject to normal year-end adjustments; and (c) not later than ten days after the filing thereof, a copy of each document filed with the SEC by the Company pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. The Company shall furnish to each Significant Holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders in their capacity as stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

    10.  Reservation of Stock.  The Company at all times shall reserve and keep
         --------------------
available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for issuance and delivery upon the exercise of the Series 2D Warrants, the full number of shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of all Series 2D Warrants at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, validly issued and, in the case of shares, fully paid and nonassessable.

    11.  Inclusion in NASDAQ or Listing on a National Securities Exchange.  The
         ----------------------------------------------------------------
Company, at its expense, shall use its best efforts to maintain the approval for inclusion in NASDAQ, or, at its option, obtain the approval for listing on a national securities exchange upon official notice of issuance, of all shares of Common Stock issuable upon exercise of the Series 2D Warrants, and to maintain the listing or inclusion of such shares after their issuance; and the Company shall use its best efforts to so list on such national securities exchange or include in NASDAQ, as the case may be, and to maintain such listing or inclusion of, any Other Securities that at any time are issuable upon exercise of the Series 2D Warrants after any such Other Securities have been registered under the Exchange Act.

    12.  Procedure for Ownership, Transfer and Substitution of Series 2D
         ---------------------------------------------------------------
Warrants.
- --------

        12.1  Ownership of Series 2D Warrants.  The Company may treat the Person
              -------------------------------
in whose name any Series 2D Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Subject to section 8, a
                                                                  ---------
Series 2D Warrant, if properly assigned, may be exercised by a new holder without first having a new Series 2D Warrant issued. No Series 2D Warrant may be assigned in blank.

        12.2  Transfer and Exchange of Series 2D Warrants. Subject to section 8,
              -------------------------------------------             ---------
upon the surrender of any Series 2D Warrant, properly endorsed for registration of transfer or for exchange at the principal office of the Company, the Company at its expense (subject to compliance with section 8, if applicable) shall execute
                                        ---------
and deliver to or upon the order of the holder thereof a new Series 2D Warrant or Series 2D Warrants of like tenor, in the name of such holder or as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock or Other Securities, as the case may be, called for on the face or faces of the Series 2D Warrant or Series 2D Warrants so surrendered.

        12.3  Replacement of Series 2D Warrants.  Upon receipt of evidence
              ---------------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Series 2D Warrant (which, in the case of the Purchaser, any Affiliate thereof or any institutional holder of a Series 2D Warrant, may be a written statement as to such loss, theft, destruction or mutilation) and, in the case of such loss, theft or destruction of any Series 2D Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount (which in the case of any Series 2D Warrant held by a Purchaser or an Affiliate thereof or of any institutional investor may be the written indemnity of such Purchaser or Affiliate thereof or of such institutional investor), or, in the case of any such mutilation, upon surrender of such Series 2D Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Series 2D Warrant of like tenor.

    13.  Definitions.  As used herein, unless the context otherwise requires,
         -----------
the following terms have the following respective meanings:

    "Acquirer's Common Stock" shall have the meaning specified in section 3.
     -----------------------                                      ---------

    "Acquiring Company" shall have the meaning specified in section 3.
     -----------------                                      ---------

    "Acquisition Price" shall mean the highest of the consideration per share to
     -----------------
be paid for or received by the holders of the previously outstanding shares of Common Stock, or Other Securities (subject to adjustment), respectively, in accordance with the terms of the Transaction, determined by dividing the aggregate fair market value, as of the date of consummation of such Transaction, of the aggregate consideration to be received by the holders of such previously outstanding shares of Common Stock, or Other Securities, as the case may be, by the number of shares of such previously outstanding shares of Common Stock, or Other Securities, the value thereof reasonably determined in good faith by the Board of Directors of the Corporation, or, if the Board of Directors shall not make such determination, then and in such case the aggregate fair market value shall be determined by a firm of independent certified public accountants of recognized national standing (which may not be the regular auditors of the Company but shall jointly be selected by the Company, on the one hand, and the Purchaser or its Affiliates, if they continue to be Significant Holders, on the other hand) appointed by the

Company, which determination shall be binding upon the Company and each holder of a Series 2D Warrant.

    "Additional Shares of Common Stock" shall mean all shares (including
     ---------------------------------
treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or
                                                                 --------------
section 2.4, deemed to be issued) by the Company, including, without limitation,
- -----------
for purposes of Section 2, (i) the issuance of Common Stock or Options
                ---------
exercisable or Convertible Securities convertible into or exchangeable for Common Stock at a price per share below the Current Market Price; (ii) payment of a stock dividend on shares of Common Stock; (iii) subdivisions, split-ups and combinations of the Common Stock; (iv) capital reorganizations or reclassifications of the Common Stock (other than a change in par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares); or (v) the issuance of non-cash dividends; but excluding, however, the issuance or sale of Common Stock (or Options exercisable or Convertible Securities convertible into or exchangeable for Common Stock) in connection with (i) an underwritten public offering approved by the Company's Board of Directors or a committee thereof;
(ii) an employee benefit plan or arrangement or executive compensation arrangement of the Company or one or more of its Subsidiaries in existence as of the Issuance Date, or the terms of which thereafter are approved by a majority of the members of the Compensation Committee of the Company's Board of Directors who are not officers or employees of the Company; (iii) any "Limited

Market" maintained, or other transaction effected, pursuant to the Shareholders Agreement as in effect on the date hereof; or (iv) any exchange related to an acquisition of assets or securities by the Company or one or more of its Subsidiaries approved by a majority of the Company's Board of Directors or, in the case of such an acquisition from a Person, firm or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company or an executive officer or director of the Company, approved by both the Company's Board of Directors and a majority of the disinterested members of the Company's Board of Directors who are not officers or employees of the Company or any of its Subsidiaries or Affiliates voting on the matter.

    "Affiliate" shall have the meaning specified in the Securities Purchase
     ---------
Agreement.

    "Amended and Restated Registration Rights Agreement" shall mean that certain
     --------------------------------------------------
amended and restated registration rights agreement, dated January 13, 1992, between the Company and the Purchaser, as amended from time to time.

    A "Beneficial Owner" of securities shall be determined as set forth in Rule
       ----------------
13d-3 under the Exchange Act; provided, however, that a Person shall also be
                              --------  -------
deemed to be the Beneficial Owner of any securities (a) of which such Person or any of its Affiliates is, directly or indirectly, the Beneficial Owner, or (b) of which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement,
arrangement or understanding or upon the exercise of Options or Convertible Securities, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any voting securities solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person, nor any such Affiliate is otherwise deemed the Beneficial Owner) or (c) of which any other Person is, directly or indirectly, the Beneficial Owner as such first mentioned Person or any of its Affiliates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company; and provided further,
                                                             ----------------
however, that (i) no director or officer of the Company nor any Affiliate of any
- -------
such director or officer shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed for any purposes hereof to be the Beneficial Owner of any voting security of which any other such director or officer (or any Affiliate thereof) is the Beneficial Owner, (ii) no trustee of an employee stock ownership or similar plan of the Company or any Subsidiary ("Employee Plan Trustee") or any Affiliate of any
             ---------------------
such Employee Plan Trustee shall, solely by reason of being an Employee Plan Trustee or Affiliate thereof, be deemed for any purpose hereof to be the Beneficial Owner of any voting security held by or under any such plan, and
(iii) no securities which continue to be owned by a director or officer of the Company shall be aggregated with securities owned by any other Person solely as a result of such Persons collectively having taken actions or formed an intent as a result of which they may be deemed all or part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

    "Business Day" shall mean any day other than a Saturday, Sunday or any other
     ------------
day on which commercial banks are authorized or required by law to be closed in New York, New York.

    "Change in Control Event" shall mean the occurrence of any of the following:
     -----------------------
(a) any Person (other than (i) the Company, any Subsidiary of the Company or the Purchaser or any Affiliate of the Purchaser, (ii) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity, or (iii) any Person who is, as of December 20, 1990, the Beneficial Owner of 40% or more of the total voting power of the capital stock of the Company) is or becomes after December 20, 1990, the Beneficial Owner of 40% or more of the total voting power of the Company; (b) during any two consecutive years, (i) individuals who at the beginning of such period constitute the Board of Directors of the Company, (ii) new directors whose election or appointment by the

Board of Directors or nomination or recommendation for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved and (iii) new directors elected with the affirmative votes of the Purchaser or its Affiliates, cease for any reason (other than a shareholder proposal or proxy solicitation initiated by or participated in or in favor of which the Purchaser or any one or more of its Affiliates exercises its voting power in the capital stock of the Company) to constitute a majority thereof; or (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which either individually or when aggregated with all other such transactions consummated within the preceding nine months, would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 55% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    "Commission" shall mean the Securities and Exchange Commission or any other
     ----------
Federal agency at the time administering the Securities Act.

    "Common Stock" shall have the meaning specified in the opening paragraph of
     ------------
this Series 2D Warrant, or any stock into which such Common Stock or any successor security thereto shall have been changed, or any stock resulting from any reclassification of such Common Stock or any successor security thereto, and shall include the former Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of the Company.

    "Company" shall have the meaning specified in the opening paragraphs of this
     -------
Class 2D Warrant, including any entity which shall succeed to or assume the obligations of the Company hereunder in compliance with section 3.
                                                        ---------

    "Consummation Date" shall have the meaning specified in section 3.
     -----------------                                      ---------

    "Convertible Securities" shall mean any evidences of indebtedness, shares of
     ----------------------
stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

    "Current Market Price" per share shall mean, on any date specified herein
     --------------------
for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, or any
     ------------
similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Exchange Securities" shall have the meaning specified in section 1.5.
     -------------------                                      -----------

    "Exercise Notice" shall have the meaning specified in section 1.1.
     ---------------                                      -----------

    "Expiration Date" shall have the meaning specified in the first paragraph of
     ---------------
the Series 2D Warrant.

    "Initial Series 2D Warrant Price" shall have the meaning specified in
     -------------------------------
section 1.1.
- -----------

    "Issuance Date" shall mean January 13, 1992.
     -------------

    "Market Price" shall mean, per share of Common Stock, on any date specified
     ------------
herein: (a) the last sale price of the Common Stock, or Other Securities, as the case may be, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock, or Other Securities, as the case may be, are then listed or admitted to trading; or (b) if the Common Stock, or Other Securities, as the case may be, are not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock, or Other

Securities, as the case may be, on such date; or (c) if there shall have been no trading on such date or if the Common Stock, or Other Securities, as the case may be, are not so designated, the average of the reported closing bid and asked prices of the Common Stock, or Other Securities, as the case may be, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Company's expense by an appraiser chosen by a majority of the Significant Holders or, if no such appraiser is chosen by the Significant Holders more than twenty Business Days after notice of the necessity of such calculation shall have been delivered by the Company to the Significant Holders, then by an appraiser chosen by the Company.

    "NASD" shall mean the National Association of Securities Dealers, Inc.
     ----

    "NASDAQ" shall mean the National Market System of the National Association
     ------
of Securities Dealers, Inc. Automated Quotations System.

    "Options" shall mean options, warrants or rights (including, without
     -------
limitation, rights issued pursuant to the Rights Agreement or any other shareholder rights plan which may at any time be adopted by the Company, provided that rights issued under the Rights Agreement shall be deemed to be
- --------
Options to purchase Common Stock and each other security for which such rights are at any time exercisable, which Options shall be deemed for purposes of section 2 to be issued, with respect to each of the Common
- ---------

Stock and each such other security, on the date that such rights first become exercisable for Common Stock or such other security, as the case may be, and provided further that if such rights are redeemed, any adjustment to the Series
- -------- -------
2D Warrant Price made as a result of the issuance of such rights shall be recomputed, in accordance with the principles set forth in section 2.3(c), as if
                                                           --------------
the only shares of Common Stock or other securities issued or sold upon exercise of such rights were the shares of Common Stock or other securities actually so issued or sold) to subscribe for, purchase or otherwise acquire capital stock of the Company or Convertible Securities.

    "Other Securities" shall mean any stock, other than Common Stock, or other
     ----------------
securities of the Company or any other Person (corporate or otherwise), which the holders of the Series 2D Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Series 2D Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.
                       ---------

    "Person" shall mean a corporation, association, partnership, organization,
     ------
business, individual, government or political subdivision thereof or governmental agency.

    "Purchaser" shall have the meaning specified in the opening paragraphs of
     ---------
this Series 2D Warrant.

    "Restricted Securities" shall mean (a) any Series 2D Warrants bearing the
     ---------------------
applicable legend set forth in section 8.1,
                               -----------

(b) any shares of Common Stock (or Other Securities) issued upon the exercise of Series 2D Warrants, which securities are evidenced by a certificate or certificates bearing the applicable legend set forth in section 8.1, (c) any
                                                        -----------
shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Series 2D Warrants as a dividend or other distribution with respect to, or resulting from a subdivision, of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, subdivision, stock split or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in section 8.1, and (d) unless the context otherwise requires, any shares
         -----------
of Common Stock (or Other Securities) issuable upon the exercise of Series 2D Warrants which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend set forth in section 8.1.
                                                        -----------
Notwithstanding the above, however, the term "Restricted Securities" shall not include any shares of Common Stock registered as provided in the Amended and Restated Registration Rights Agreement.

    "Rights Agreement" shall mean the Rights Agreement between the Company and
     ----------------
the Rights Agent designated therein approved by the Board of Directors of the Company on January 13, 1992, as amended from time to time.

    "Securities Act" shall mean the Securities Act of 1933, or any similar
     --------------
Federal statute, and the rules and regulations of the

Commission thereunder, all as the same shall be in effect at the time.

    "Securities Payments" shall have the meaning specified in section 1.5.
     -------------------                                      -----------

    "Securities Purchase Agreement" shall have the meaning specified in the
     -----------------------------
opening paragraphs of this Series 2D Warrant.

    "Series 2D Preferred Shares" shall have the meaning specified in the opening
     --------------------------
paragraphs of this Series 2D Warrant.

    "Series 2D Warrants" shall have the meaning specified in the opening
     ------------------
paragraphs of this Series 2D Warrant.

    "Series 2D Warrant Price" shall have the meaning specified in section 2.
     -----------------------                                      ---------

    "Significant Holder" shall have the meaning specified in section 3(b).
     ------------------                                      ------------

    "Shareholders Agreement" shall mean the Amended and Restated Shareholders
     ----------------------
Agreement of the Company dated as of November 21, 1989, as amended or restated from time to time.

    "Subsidiaries" shall mean, with respect to any Person, each corporation or
     ------------
other entity in which such Person directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other persons performing similar functions for such entity, as the case may be.

    "Tranche 1 Closing Date" shall have the meaning set forth therefor in the
     ----------------------
Securities Purchase Agreement.

    14.  Remedies.  The Company stipulates that the remedies at law of the
         --------
holder of this Series 2D Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Series 2D Warrant are not and shall not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    15.  No Rights or Liabilities as Stockholder.  Nothing contained in this
         ---------------------------------------
Series 2D Warrant shall be construed as conferring upon the holder hereof at any time prior to the exercise hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

    16.  Notices.  All notices and other communications provided for herein
         -------
shall be mailed by first class mail, postage prepaid, or delivered by telecopier, if confirmed in writing within the next three days, or overnight courier, addressed (a) if to any holder of any Series 2D Warrant, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, at its principal office, 9300 Lee Highway, Fairfax, Virginia 22031, to the attention of the Chief Financial Officer, or at the address of such other principal office of the Company as the Company shall have furnished to each holder of any Series 2D Warrants in writing; provided,
                                                                    --------
however, that the exercise of any Series 2D Warrant shall be effective in the
- -------
manner provided in section 1.
                   ---------

    17.  Miscellaneous.  This Series 2D Warrant and any term hereof may be
         -------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Series 2D Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Series 2D Warrant shall be governed by the laws of the State of New York. The headings of this Series 2D Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.


                                            ICF KAISER INTERNATIONAL, INC.



                                            By /s/ Michael J. Rowny
                                              -------------------------------
                                               Name:  Michael J. Rowny
                                               Title: Executive Vice
                                                      President and Chief
                                                      Financial Officer

                              FORM OF SUBSCRIPTION
                              --------------------


           [To be executed only upon exercise of Series 2D Warrant]

 To ICF KAISER INTERNATIONAL, INC.

    The undersigned registered holder of the attached Series 2D Warrant hereby irrevocably exercises such Series 2D Warrant for, and purchases thereunder,
    * shares of Common Stock of ICF KAISER INTERNATIONAL, INC. and [herewith
makes payment of $       therefor], and requests that the certificates for such
shares be issued in the name of, and delivered to                              ,
whose address is:                                      .


Dated:                                       __________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of
                                             Series 2D Warrant)



                                             __________________________________
                                                      (Street Address)



                                             __________________________________
                                             (City)     (State)    (Zip Code)
________________

* Insert here the number of shares called for on the face of this Series 2D Warrant (or in the case of a partial exercise, the portion thereof as to which this Series 2D Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Series 2D Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Series 2D Warrant or Series 2D Warrants will be issued and delivered, representing the unexercised portion of the Series 2D Warrant, to the holder surrendering the Series 2D Warrant. The holder of this Series 2D Warrant shall in any event be entitled to receive such number of shares of Common Stock as shall be determined as adjusted pursuant to the provisions of this Series 2D Warrant.

                               FORM OF ASSIGNMENT
                               ------------------


              [To be executed upon transfer of Series 2D Warrant]

    For value received, the undersigned registered holder of the attached Series
2D Warrant hereby sells, assigns and transfers unto                        the
right represented by such Series 2D Warrant to purchase
    shares of Common Stock of ICF KAISER INTERNATIONAL, INC. to which such Series 2D Warrant relates, and appoints
    Attorney to make such transfer on the books of ICF KAISER INTERNATIONAL, INC. maintained for such purpose, with full power of substitution in the premises.



                             __________________________________
                             (Signature must conform in all
                             respects to name of holder as
                             specified on the face of
                             Series 2D Warrant)



                             __________________________________
                                      (Street Address)



                             __________________________________
                             (City)     (State)    (Zip Code)


 Signed in the presence of:



 __________________________